EXHIBIT 10(e)

AMENDMENT NO. 1 TO THE
364-DAY CREDIT AGREEMENT

Dated as of September 27, 2001

                         AMENDMENT NO. 1 TO THE 364-DAY CREDIT AGREEMENT among The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and Citibank, N.A., as administrative agent (the "Agent") for the Lenders.

                         PRELIMINARY STATEMENTS:

                         (1)     The Company, the Lenders and the Agent have entered into a 364-Day Credit Agreement dated as of June 26, 2001 (the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                         (2)     The Company and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                         SECTION 1.     Amendment to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

                         The definition of "EBITDA" in Section 1.01 is in full to read as follows:

               "EBITDA" means, for any period, net income (or net loss) plus the sum of (a) Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, in each case determined in accordance with GAAP for such period, (e) restructuring and other merger related charges, (f) costs related to the acquisition of Deutsch, Inc. and its Affiliates, (g) investment impairment charges, (h) goodwill impairment and other related charges, in the case of (e), (f), (g) and (h), as recorded in the financial statements of the Company and its Consolidated Subsidiaries in accordance with GAAP for the fiscal quarters ended September 30, 2000, December 31, 2000 and March 31, 2001, (i) all non-cash write-offs referred to in clauses (e), (f), (g) and (h) above, as recorded in the financial statements of the Company and its Consolidated Subsidiaries in accordance with GAAP for the fiscal quarters ended June 30, 2001 and September 30, 2001 and (j) all cash charges up to an aggregate amount of $350,000,000 referred to in clauses (e), (f), (g) and (h) above, as recorded in the financial statements of the Company and its Consolidated Subsidiaries in accordance with GAAP for the fiscal quarter ended September 30, 2001.

                         SECTION 2.     Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

                         SECTION 3.     Representations and Warranties of the Company. The Company represents and warrants as follows:

                        (a)  The Company is a corporation duly organized, incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business.

                         (b)  The execution, delivery and performance by the Company of this Amendment and the Credit Agreement, as amended hereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action and do not contravene, or constitute a default under, any provision of applicable law or regulation or the certificate of incorporation of the company or any judgment, injunction, order, decree, material agreement or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Consolidated Subsidiaries.

                         (c)  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of this Amendment, the Credit Agreement or any of the Notes to which it is or is to be a party, as amended hereby.

                         (d)  This Amendment has been duly executed and delivered by the Company. This Amendment and each of the Credit Agreement and the Notes to which the Company is or is to be a party, as amended hereby, are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to general principles of equity.

                         (e)  There is no action, suit, investigation, litigation or proceeding pending against, or, to the knowledge of the Company, threatened against the Company or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a significant probability of an adverse decision that (i) would have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment or the Credit Agreement or any Note, as amended hereby, or the consummation of any of the transactions contemplated hereby.

                         SECTION 4.     Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                         (b)  The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                         (c)  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

                         SECTION 5.     Costs and Expenses. The Company agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

                         SECTION 6.     Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                         SECTION 7.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By   /s/ STEVEN BERNS
            STEVEN BERNS
            Title: Vice President & Treasurer

CITIBANK, N.A.,
as Agent and as Lender

By   /s/ JULIO OJEA-QUINTANA
            JULIO OJEA-QUINTANA
            Title: